SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                   FORM 8-K/A

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 8, 1997


                             GOLF HOST RESORTS, INC.
             (Exact name of registrant as specified in its charter)


          Colorado                     2-64309                  84-0631130
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                      Identification No.)


             P.O. Box 3131, Durango, Colorado                      81302
        (Address of principal executive offices)                 (Zip Code)




Copy to:  Merrick R. Kleeman                          James B. Carlson
          Starwood Capital Group                      Mayer, Brown & Platt
          Three Pickwick Plaza                        1675 Broadway, Suite 1900
          Greenwich, CT 06830                         New York, NY 10019
          (203) 861-2100                              (212) 506-2500


Registrant's telephone number, including area code: (303) 259-2000


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.

         Effective July 8, 1997, the registrant has dismissed Arthur Andersen LLP ("Arthur Andersen") as the registrant's independent accountant, and has retained Price Waterhouse as the new independent accountant for the registrant. The change was implemented solely as a result of the change in control discussed above. Arthur Andersen's reports on the registrant's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The change of accountants was duly approved by the board of directors of the registrant. During the registrant's two most recent fiscal years and subsequent interim period through the date of dismissal there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following documents are filed as exhibits hereto:

         Exhibit 16.1  Letter from Arthur Andersen LLP.







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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             GOLF HOST RESORTS, INC.
                                             (Registrant)



Date: August 29, 1997                    By: /s/ Merrick R. Kleeman
                                             Name: Merrick R. Kleeman
                                             Title: President

                                                                   Exhibit 16.1


                                [Arthur Andersen]



                                             September 2, 1997


Securities and Exchange Commission
Washington, DC 20549


Gentlemen:

         We have received a copy of Golf Host Resorts, Inc.'s (the registrant) Form 8-K/A dated July 8, 1997 and filed September 2, 1997, regarding the change of independent accountants. We agree with the statements made by the registrant in response to Item 304(a)(3) of Regulation S-K.

                                             Very truly yours,

                                             /s/ Arthur Andersen LLP

Copies to:
   Francis A. Fuselier
   Richard L. Akin